Exhibit 10.61

RESTRICTED STOCK AWARD AGREEMENT

INSPIREMD, INC.

2021 EQUITY COMPENSATION PLAN

1. Grant of Award. Pursuant to the InspireMD, Inc. 2021 EQUITY COMPENSATION PLAN (the “Plan”) for key Employees, key Contractors, and Outside Directors of InspireMD, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (collectively, the “Group”),

[*]

(the “Participant”)

has been granted a Restricted Stock Award in accordance with Section 8.1(j) of the Plan. The number of shares of Common Stock awarded under this Restricted Stock Award Agreement (this “Agreement”) is [*] shares (the “Awarded Shares”). The “Date of Grant” of this Award is [*]. To receive this Award, the Participant must sign this Agreement and return it to the Company by [*]. By signing this Agreement, the Participant agrees to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan, and the Participant further acknowledges and agrees that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company directly or indirectly, or give rise to any cause of action at law or in equity against the Company. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, this Agreement shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Administrator and communicated to the Participant in writing.

2. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

a. One-third (1/3) of the total Awarded Shares (rounded down to the nearest whole share) shall vest on the first anniversary of the Date of Grant, provided that the Participant has continuously provided services to the Group as an Employee, Contractor, or Outside Director through that date.

b. An additional one-third (1/3) of the total Awarded Shares (rounded down to the nearest whole share) shall vest on the second anniversary of the Date of Grant, provided that the Participant has continuously provided services to the Group as an Employee, Contractor, or Outside Director through that date.

c. The remaining Awarded Shares shall vest on the third anniversary of the Date of Grant, provided that the Participant has continuously provided services to the Group as an Employee, Contractor, or Outside Director through that date.

Notwithstanding the foregoing, if the Participant’s Termination of Service is due to death, Total and Permanent Disability, Retirement or by action of the Company without Cause (as defined in Section 4.b. below) at any time during the two year period beginning on a Change in Control, the total Awarded Shares not previously vested shall thereupon immediately become fully vested as of the Termination Date.

For purposes hereof, “Cause” shall mean, unless otherwise defined in an employment agreement with respect to the termination of the Participant’s employment with the Company (in which case such cause definition and process shall apply in lieu of this paragraph), the occurrence of one or more of the following events, as determined by the Committee in its good faith: (i) misconduct or material failure or refusal to perform (other than by reason of disability or an approved leave of absence), or substantial negligence in the performance of, his or her duties and responsibilities to the Company or any member of the Group; (ii) the Participant’s material breach of any restrictive covenant agreement between the Participant and any member of the Group; (iii) the Participant’s commission of an act or acts constituting a felony or any crime involving moral turpitude or that has or reasonably could be expected to have an adverse effect on any member of the Group, including economically or reputationally; (iv) the Participant’s commission of fraud, embezzlement, theft or other act involving dishonesty; (v) other conduct by the Participant that is or could be reasonably expected to be materially harmful to the business interests or reputation of any member of the Group; (vi) the Participant’s breach of a fiduciary duty owed to the Company or a member of the Group, including acting in conflict with the business interests of any member of the Group; or (vii) the Participant’s material breach of this Agreement or an employment policy or code of conduct of member of the Group. If, within six months following the Participant’s Termination of Service for any reason other than for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by the Participant and his or her permitted transferees in connection with Awarded Shares following such Termination that would have been forfeited under the Plan had such Termination been for Cause.

3. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 2 shall be forfeited on the date of the Participant’s Termination of Service with the Group (the “Termination Date”). Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company or the Group.

4. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 2 and are no longer subject to forfeiture in accordance with Section 3 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign any of the Awarded Shares or to grant any right thereto. Except for these limitations, the Administrator may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of this Agreement, such action is appropriate.

5. Legend. Awarded Shares electronically registered in a Participant’s name shall note that such shares are Restricted Stock. If certificates for Awarded Shares are issued, the following legend shall be placed on all such certificates:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

2

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain InspireMD, Inc. 2021 EQUITY COMPENSATION PLAN, a copy of which is on file at the principal office of the Company in Tel-Aviv, Israel and that certain Restricted Stock Award Agreement dated as of [*], by and between the Company and [*]. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

The following legend shall be inserted on a certificate, if issued, evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

It is acknowledged by the Participant that the Awarded Shares and any benefit stemming therefrom shall be considered as income received as a result of employment by the Group. The Participant, will therefore be taxed according to the tax laws applicable to the Participant. Such tax shall be deducted at source by the Company at the mandatory date provided in the tax law applicable to the Participant, and the Participant hereby irrevocably authorizes and empowers the Company to deduct at source such tax(es) and transfer them to the applicable tax authority

6. Delivery of Certificates. If requested by the Participant in accordance with Section 8.1(j) of the Plan and subject to other provisions of the Plan, the Company shall deliver certificates for the Awarded Shares free of restriction under this Agreement promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

7. Clawback. Notwithstanding Section 2, if the Participant is an executive officer (as defined under U.S. Securities and Exchange Commission rules) of the Company at any time after the Date of Grant and the Company is required to restate its financial statements, then the Committee may, in its sole and absolute discretion, at any time within two years following such restatement, require the Participant to, and the Participant shall immediately upon notice of such Committee determination, return to the Company any Awarded Shares and pay to the Company in cash the amount of any proceeds received by the Participant from the disposition or transfer of, and any dividends or other distributions of cash or property received by the Participant with respect to, any Awarded Shares, in each case during the period commencing two years before the beginning of the restated financial period and ending on the date of such Committee determination. In addition, any portion of the Awarded Shares that is not vested or has not been exercised by the Participant on the date that the Committee makes such determination shall be immediately and irrevocably forfeited. The Committee shall have the authority and discretion to make any determination regarding the specific implementation of this Section 7 with respect to the Participant. In addition to this Section 7, this Agreement, the Awarded Shares shall be fully subject to the terms and conditions of any “clawback” or compensation recovery policy that may later be adopted by the Company in its discretion or imposed under Applicable Laws, each as may be amended and in effect from time to time.

3

8. Rights of a Stockholder. Except as provided in Sections 4 and 5 above, the Participant shall have, with respect to his Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. [Any stock dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on Awarded Shares; any such stock dividends paid with respect to Awarded Shares shall vest as the Awarded Shares become vested.]

9. Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Section 8.1(o) of the Plan.

10. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

11. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator, as appropriate, upon any questions arising under the Plan or this Agreement.

12. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

13. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or the Group, whether as an Employee, Contractor, or Outside Director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

14. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

4

15. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

16. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

17. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

18. Modification. The Company may amend or modify this Award in any manner to the extent that the Company would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall materially and adversely impair the Participant’s rights under this Agreement without the Participant’s written consent. Other than as provided in the preceding sentence, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

19. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

20. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

21. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel

Attn: Craig Shore

Fax: +972-3-6917692

5

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

22. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Participant may elect to have the Company withhold an additional amount up to the maximum statutory amount in accordance with Company procedures, provided such withholding does not trigger liability accounting under applicable accounting rules. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock, if such certificate is requested by the Participant in accordance with Section 8.1(j) of the Plan. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

* * * * * * * * * *

[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

6

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

INSPIREMD, INC.

By:
Name:	Craig Shore
Title:	Chief Financial Officer

PARTICIPANT:

Signature

Name:
Address:

Date of Signature

7